                            SCHEDULE 14A
                           (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                              SUPERGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              SUPERGEN, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 SUPERGEN, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1998

                             ---------------------

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 7, 1998 at 2:00 p.m., local time, at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, California 94583 for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify and approve an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") increasing the number of shares of Common Stock authorized for issuance by 750,000 shares for a total of 3,250,000 shares reserved under the Plan.

     3. To ratify and approve the 1998 Employee Stock Purchase Plan and the reservation of 100,000 shares of Common Stock for issuance thereunder.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only holders of record of the Company's Common Stock at the close of business on March 31, 1998, the record date, are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          JOSEPH RUBINFELD
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND DIRECTOR

San Ramon, California
April 8, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE
        ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                 SUPERGEN, INC.

                                ----------------

                                PROXY STATEMENT

                                      FOR

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SuperGen, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 7, 1998 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, California 94583. The Company's headquarters is located at Two Annabel Lane, Suite 220, San Ramon, California 94583, and the telephone number at that location is (925) 327-0200.

    These proxy solicitation materials were mailed on or about April 8, 1998, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

    Stockholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 20,348,717 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING PROCEDURES

    Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. Votes cast in person or by proxy will be tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent.

    Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted (i) "FOR" the election of each of the Company's nominees as a director, (ii) "FOR" ratification and approval of an amendment to the Company's Amended and Restated 1993 Stock Option Plan increasing the number of shares of Common Stock authorized for issuance by 750,000 to 3,250,000 shares, (iii) "FOR" ratification and approval of the 1998 Employee Stock Purchase Plan and the reservation of 100,000 shares of Common Stock for issuance thereunder, and (iv) "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998 ("Fiscal 1998").

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Accordingly, abstentions will have the same effect as a vote against proposals set forth in this Proxy Statement. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

COSTS OF SOLICITATION OF PROXIES

    The costs of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of the Company's stockholders intended to be presented at the regularly scheduled 1999 Annual Meeting of Stockholders must be received by the Company no later than December 9, 1998, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors (the "Board") is currently composed of seven members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below, all of whom are currently directors of the Company, for election as directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director.

VOTE REQUIRED

    The seven (7) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

INFORMATION REGARDING NOMINEES

NAME                                                     AGE                       PRINCIPAL OCCUPATION
---------------------------------------------------      ---      ------------------------------------------------------
Joseph Rubinfeld...................................          65   President, Chief Executive Officer and Director of the
                                                                   Company

Denis Burger (1)(2)................................          54   President and Chief Executive Officer, AntiVirals,
                                                                   Inc.

Lawrence J. Ellison................................          53   Chief Executive Officer and Chairman of the Board of
                                                                   Oracle Corporation

David M. Fineman...................................          55   Director of the Company

J. Gregory Swendsen................................          45   Director of the Company

Julius A. Vida (2).................................          69   President, Vida International Pharmaceutical
                                                                   Consultants

Daniel Zurr (1)(2).................................          52   President and Chief Executive Officer, Quark Biotech,
                                                                   Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    JOSEPH RUBINFELD, PH.D. co-founded the Company in 1991. He has served as Chief Executive Officer, President and a director of the Company since its inception and was Chief Scientific Officer from inception until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was a Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division ("Bristol-Myers") in a variety of positions, most recently as Vice President and Director of Research and Development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including mitomycin and bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co. Dr. Rubinfeld is a member of the Board of Directors of AntiVirals, Inc. He received his B.S. in chemistry from C.C.N.Y., and his M.A. and Ph.D. in chemistry from Columbia University. Dr. Rubinfeld has numerous patents and/or publications on a wide range of inventions and developments including the 10-second developer for Polaroid film, manufacture of cephalosporins and the first commercial synthetic biodegradable detergent. In 1984 Dr. Rubinfeld received the Common Wealth Award for Invention.

    DENIS BURGER, PH.D. has served as a director of the Company since January 1996. Dr. Burger has served as President and Chief Operating Officer of AntiVirals, Inc., a biotechnology company specializing in gene-targeted therapeutic and diagnostic products since February 1992 and as Chief Executive Officer since February 1996. Dr. Burger was a co-founder of Epitope, Inc., a biotechnology company, and served as its Chairman from 1981 until 1990. He has also been the general partner of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of Cellegy Pharmaceuticals, Inc., AntiVirals, Inc. and Trinity Biotech, PLC. He received his B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. in Microbiology and Immunology from the University of Arizona, Tucson.

    LAWRENCE J. ELLISON has been a director of the Company since June 1997. Mr. Ellison is Chief Executive Officer and Chairman of the Board of Directors of Oracle Corporation, a company he founded in May 1977. Mr. Ellison is co-chairman of California's Council on Information Technology and is a member of the Board of Directors of Apple Computer, Inc., a computer hardware company, and CRT Group PLC, a U.K. training and recruiting company.

    DAVID M. FINEMAN, a co-founder of the Company, has served as a director of the Company since its inception and served as Acting Chief Financial Officer from December 1995 to March 1996. Mr. Fineman served as Secretary from the Company's inception until December 1996. He served as a General Partner of Strategic Pharmaceutical Partners I & II, the California limited partnerships which provided the initial funding for the Company. He received his B.A. from the University of Maryland and an M.A. from the Graduate Faculty of the New School for Social Research in New York, where he also completed his Ph.D. course work.

    J. GREGORY SWENDSEN, a co-founder of the Company, has served as a director of the Company since its inception. Mr. Swendsen was the Treasurer of the Company from its inception until December 1995. He is President of Swendsen & Company, a management company founded in 1984 that specializes in venture capital in applied technology industries. Mr. Swendsen was a General Partner of Strategic Pharmaceutical Partners I & II, which provided the initial funding for the Company.

    JULIUS A. VIDA, PH.D. has served as a director of the Company since January 1996. Since June 1993, Dr. Vida has served as President of Vida International Pharmaceutical Consultants. From 1976 to May 1993, Dr. Vida worked at Bristol-Myers, where he served as Vice President of Business Development, Licensing and Strategic Planning from 1991 to 1993, as Vice President of Licensing from 1985 to 1991 and as Director of Licensing from 1982 to 1985. Dr. Vida is a member of the Board of Directors of Biomatrix, Inc. and Medarex, Inc., both biotechnology companies. Dr. Vida received his Ph.D. in Chemistry from Carnegie Mellon University and his M.B.A. from Columbia University.

    DANIEL ZURR, PH.D. has been a director of the Company since January 1994. Dr. Zurr currently serves as President and Chief Executive Officer of Quark Biotech, Inc. (formerly Expression Systems, Inc.). Dr. Zurr served as Scientific Director and Business Development Director of the Pharmaceutical Division of Israel Chemicals, Ltd., an Israeli limited liability company, from 1984 to 1985. He also served as Director of Licensing at G.D. Searle & Company, Limited, from 1980 to 1983. He was Chief Executive Officer of Plantex-Ikapharm, an Israeli pharmaceutical company, from 1975 to 1980. Dr. Zurr received his M.Sc. at the Hebrew University of Jerusalem and his Ph.D. from the Imperial College University of London in 1972.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended December 31, 1997 ("Fiscal 1997"), the Board held three meetings (including regularly scheduled and special meetings), and, with the exception of Lawrence J. Ellison and Julius A. Vida, all of the incumbent directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served. Certain matters were approved by the Board by unanimous written consent.

    The Board currently has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee is composed of Drs. Burger, Vida and Zurr and the Compensation Committee is composed of Drs. Burger and Zurr. The Company has no nominating committee or committee performing similar functions.

    AUDIT COMMITTEE. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Audit Committee held one meeting during Fiscal 1997.

    COMPENSATION COMMITTEE. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee took action by unanimous written consent, and held one meeting during Fiscal 1997.

DIRECTOR COMPENSATION

    All non-employee directors (the "Outside Directors") of the Company other than David M. Fineman and J. Gregory Swendsen will receive $1,000 in compensation for attendance at each meeting of the Board, and Board Committee members shall each receive $1,000 for each Board Committee meeting held on a day on which no Board meeting is held. Directors and Board Committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. The Company has adopted the 1996 Directors' Stock Option Plan providing for stock options to be granted to certain non-employee directors.

                                  PROPOSAL TWO

                       AMENDMENT TO AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

GENERAL

    The Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights. The 1993 Plan was originally adopted by the Board in December 1993 and approved by the Company's stockholders in January 1994. Unless terminated sooner, the 1993 Plan will terminate automatically in December 2003.

    In October 1997 and March 1998, the Board voted to increase the number of shares authorized for issuance under the 1993 Plan by an aggregate of 750,000 shares, bringing the total shares currently authorized for issuance under the 1993 Plan to 3,250,000 shares. As of the Record Date and after giving effect to the proposed 750,000 share increase, there were 818,478 shares available for future grant under the 1993 Plan. Proposal Two seeks stockholder approval of the increase in shares reserved under the 1993 Plan. Approval of the amendment to the 1993 Plan also perfects the stockholder approval requirement of Section 422 of the Code.

    The Company believes that stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like SuperGen have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with other companies for experienced executives and sales personnel and believes that it must be able to offer comparable packages to attract the caliber of individual necessary to the Company's business. The Company's growth is partly responsible for the need to increase shares issuable under the 1993 Plan. The total number of employees has increased from 30 full-time employees as of December 31, 1996 to 49 full-time employees, two part-time employees and approximately five consultants as of March 31, 1998.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal will be required to ratify and approve the amendment to the 1993 Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN.

    The essential provisions of the 1993 Plan are outlined below.

ADMINISTRATION

    The 1993 Plan may be administered by the Board, the Compensation Committee or a committee appointed by the Board. The 1993 Plan is currently administered by the Compensation Committee (hereinafter referred to as the "Administrator"), composed of Denis Burger and Daniel Zurr.

ELIGIBILITY; LIMITS ON GRANTS

    The 1993 Plan provides that options and stock purchase rights may be granted to employees, officers, directors and consultants to the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options and stock purchase rights are granted and the number of shares subject to each. The 1993 Plan is administered so as to satisfy certain requirements under the federal securities laws, including under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Code.

    The 1993 Plan limits the discretion allowed to the Administrator in granting options. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to options exercised by certain executive officers under the 1993 Plan. The limitation provides that under the 1993 Plan no employee may be granted in any one fiscal year options and stock purchase rights to receive more than 500,000 shares of Common Stock (except in connection with the commencement of employment, in which case options and stock purchase rights to purchase no more than an additional 200,000 shares may be granted). See discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options exercised under the 1993 Plan.

    As of March 31, 1998, there were approximately 51 employees and five consultants currently eligible to participate in the 1993 Plan, and 64 optionees, including consultants, held outstanding options under the 1993 Plan.

TERMS OF OPTIONS AND STOCK PURCHASE RIGHTS

    The terms of options and stock purchase rights granted under the 1993 Plan are determined by the Administrator but may not be longer than ten years, except in the case of incentive stock options granted to an optionee who at the time of grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "10% Stockholder"), for whom the term of each option may not be longer than five years. Each option or stock purchase right is evidenced by a written agreement between the Company and the optionee to whom such option or stock purchase right is granted and is subject to the following additional terms and conditions:

        (a) EXERCISE OF THE OPTION: The Administrator determines when options may be exercisable. Shares subject to an option generally vest and are exercisable over four (4) years at the rate of one-quarter ( 1/4) of the shares on the first anniversary of the option grant and the balance of the shares subject to the option vesting at the rate of 1/36th per month thereafter. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares to be purchased upon exercise of any option may be paid, at the discretion of the Administrator, in cash, check, or other shares of Common Stock (with some restrictions), or, if specified in the optionee's option agreement, promissory note, cashless exercise, a reduction in the amount of any Company liability to the optionee, any combination thereof, or other legally permitted consideration.

        (b) EXERCISE PRICE: The exercise price under the 1993 Plan is determined by the Administrator, provided that, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and, provided further, that, in the case of an incentive stock option granted to a 10% Stockholder, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted. In the case of a non-statutory stock option, the exercise price is determined by the Administrator; however, in the case of a non-statutory option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted.

        (c) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP: If an optionee's status as an employee or consultant terminates for any reason other than death or disability, an option under the 1993 Plan may be exercised not later than thirty (30) days (or such other period of time, not exceeding three months in the case of incentive options, as is determined by the Administrator and specified in the optionee's option agreement) after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

        (d) DISABILITY OF OPTIONEE: If an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's disability (as defined in Section 22(e)(3) of the Code), an option may be exercised within twelve (12) months after termination of employment due to such disability (but in no event later than the date of expiration of the term of the option), but only to the extent such option was exercisable and vested on the date of termination.

        (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company, an option may be exercised at any time within twelve (12) months after the date of death (but in no event later than the date of expiration of the term of the option), but only to the extent such options were exercisable and vested on the date of death.

        (f) TERMINATION OF OPTIONS: Stock options granted under the 1993 Plan expire as determined by the Administrator, but in no event later than ten
    (10) years from the date of grant. However, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option may not be greater than five (5) years. Under the form of option agreement currently used by the Company, options generally expire ten (10) years from the date of grant.

        (g) NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS: Unless otherwise specified by the Administrator, options and stock purchase rights are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

        (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1993 Plan as may be determined by the Administrator.

    The 1993 Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the 1993 Plan and/or cash awards made outside the Plan. Upon the granting of a stock purchase right under the 1993 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree is entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date of grant). The offer is accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability as defined in Section 22(e)(3) of the Code). The purchase price for shares repurchased pursuant to this repurchase option is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at such rate as the Administrator may determine.

    Upon exercise of a stock purchase right, the purchaser has all rights of a stockholder of the Company. As of the Record Date, the Company has not granted any stock purchase rights under the 1993 Plan.

CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares reserved for issuance under the 1993 Plan and in the number of shares subject to outstanding options and stock purchase rights under the 1993 Plan, as well as in the price per share of Common Stock covered by such options and stock purchase rights. Such adjustment will be made by the Board, whose determination will be final, binding and conclusive.

    In the event of the proposed dissolution or liquidation of the Company, options and stock purchase rights outstanding under the 1993 Plan will terminate immediately prior to such action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, outstanding options and stock purchase rights may be assumed or an equivalent option or stock purchase right may be substituted by the successor entity. If such outstanding options and stock purchase rights are not assumed or substituted, however, the Administrator must provide for all or some part of the options and stock purchase rights to become fully vested and immediately exercisable for a period of fifteen (15) days.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board may amend the 1993 Plan at any time, or may terminate the 1993 Plan, without stockholder approval; provided, however, that stockholder approval is required for any amendment to the 1993 Plan for which stockholder approval would be required under the Code or other applicable rules, and no action by the Board or stockholders may unilaterally impair any option or stock purchase right previously granted under the 1993 Plan. In any event, the 1993 Plan will terminate in December 2003. Any options outstanding under the 1993 Plan at the time of its termination will remain outstanding until they expire by their terms.

TAX INFORMATION

    THE FOLLOWING IS A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1993 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

    INCENTIVE STOCK OPTIONS

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    NON-STATUTORY STOCK OPTIONS

    All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS

    Stock purchase rights will generally be taxed in the same manner as non-statutory stock options. However, the stock issued upon exercise of a stock purchase right is usually subject to the Company's right to repurchase such stock upon the purchaser's termination of employment with the Company, which right lapses progressively over time. As a result, at the time of purchase, this restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the date or dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

    Notwithstanding the foregoing, a purchaser may accelerate the date of his or her recognition of ordinary income, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date.

    Different rules may apply in the case of purchasers who are subject to
Section 16 of the Exchange Act.

PARTICIPATION IN THE 1993 PLAN

    The grant of options and stock purchase rights under the 1993 Plan to eligible employees and consultants is subject to the discretion of the Administrator. The table on page 17 sets forth information with respect to options granted under the 1993 Plan during Fiscal 1997 to each of the officers named in the Summary Compensation Table. The term of options under the 1993 Plan (other than those granted to 10% Stockholders, as to which the term is five years from the date of grant) is generally ten years from the date of grant.

                                 PROPOSAL THREE

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

    In March 1998, the Board adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 100,000 shares of Common Stock for issuance thereunder subject to stockholder approval. As of the Record Date, no options had been granted pursuant to the Purchase Plan.

    At the annual meeting, the stockholders are being asked to approve the Purchase Plan and the reservation of shares thereunder.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal will be required to ratify and approve the Purchase Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

    The essential provisions of the Purchase Plan are outlined below.

SUMMARY OF THE PURCHASE PLAN

    GENERAL. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

    ADMINISTRATION. The Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

    ELIGIBILITY. Each employee of the Company (including officers) is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

    OFFERING PERIOD. The Purchase Plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing every six months. The first offering period is scheduled to begin on the first trading day on or after May 15, 1998. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates.

    PURCHASE PRICE. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of that offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq Stock Market for such date.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 1,500 shares for each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

    All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

    WITHDRAWAL. A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

    AMENDMENT AND TERMINATION. The Board may at any time and for any reason amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. Stockholder approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Purchase Plan will terminate in March 2008, unless terminated earlier by the Board in accordance with the Purchase Plan.

    CERTAIN FEDERAL INCOME TAX INFORMATION. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that the stockholders vote for ratification of such appointment.

    Ernst & Young LLP has audited the Company's financial statements since March 1994. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

    Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors will require the affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 1998 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) each of the officers named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.

                                                                        SHARES      PERCENTAGE
                                                                      BENEFICIALLY BENEFICIALLY
NAME                                                                   OWNED(1)      OWNED(%)
--------------------------------------------------------------------  -----------  -------------
Tako Ventures, LLC(2)...............................................   3,825,000          17.7
Lawrence J. Ellison
  c/o Oracle Corporation
  500 Oracle Parkway
  Redwood Shores, CA 94065
Joseph Rubinfeld(3) ................................................   2,259,584          10.8
  c/o SuperGen, Inc.
  Two Annabel Lane, Suite 220
  San Ramon, CA 94538

                                                                        SHARES      PERCENTAGE
                                                                      BENEFICIALLY BENEFICIALLY
NAME                                                                   OWNED(1)      OWNED(%)
--------------------------------------------------------------------  -----------  -------------
J. Gregory Swendsen(4) .............................................   1,526,250           7.5
  703 Market Street
  San Francisco, CA 94103
David M. Fineman(5) ................................................   1,375,850           6.8
  c/o SuperGen, Inc.
  Two Annabel Lane, Suite 220
  San Ramon, CA 94538
Elliott L. Fineman(6) ..............................................   1,326,936           6.5
  68 Stratford Road
  Kensington, CA 94707
Frank Brenner(7)....................................................     105,923         *
Francis H. Lee(8)...................................................      72,083         *
Rajesh Shrotriya(9).................................................      54,592         *
Simon M. Wrenn(10)..................................................      30,828         *
Julius A. Vida(11)..................................................      30,000         *
Denis Burger(12)....................................................      30,000         *
Daniel Zurr(12).....................................................      30,000         *
All current directors and executive officers
  as a group (16 persons)(13).......................................   9,508,826          42.1

------------------------

  * Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Includes 1,275,000 shares issuable upon exercise of warrants to purchase shares of Common Stock and exercisable within 60 days of March 31, 1998. Tako Ventures, LLC is an investment entity controlled by Lawrence J. Ellison, a director of the Company.

 (3) Includes 1,677,500 shares held jointly by Joseph and Loretta Rubinfeld, husband and wife, 20,000 shares held individually by Joseph Rubinfeld, 35,000 shares held by Joseph and Loretta Rubinfeld as custodians under the California Uniform Transfers to Minors Act, and 527,084 shares issuable upon exercise of options to purchase shares of Common Stock exercisable within 60 days of March 31, 1998. Not included are an additional 114,583 option shares which become issuable upon a change of control of the Company or upon exercise (or redemption) of all warrants issued in the Company's initial public offering.

 (4) Represents 1,526,250 shares held jointly by J. Gregory Swendsen and Susan
     H. Bell, Co-Trustees of The J. Gregory Swendsen and Susan H. Bell Revocable Inter Vivos Trust.

 (5) Includes 1,357,600 shares held jointly by David M. and Ellen Gunn Fineman, husband and wife, 15,750 shares held in the name of the Gunn-Fineman Incorporated Profit Sharing Money Purchase Pension Trust and 2,500 shares are held by in a custodial account for minor children of David M. and Ellen Gunn Fineman as to which Mr. Fineman disclaims beneficial ownership.

 (6) Includes 1,301,936 shares held jointly by Elliott L. and Shelley W. Fineman, husband and wife, and 25,000 shares held individually by Elliott
     L. Fineman. In 1997, Elliott L. and Shelley W. Fineman gifted 45,000 shares to a charitable institution, of which shares Mr. Fineman disclaims beneficial ownership.

 (7) Includes warrants to purchase 3,300 shares of Common Stock exercisable within 60 days of March 31, 1998, held by Frank Brenner and Christine Carey, his wife, as joint tenants. Also includes 53,781 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable by Frank Brenner within 60 days of March 31, 1998, and options to purchase 28,542 shares of Common Stock exercisable by Christine Carey, his wife, within 60 days of March 31, 1998. Dr. Carey is also a Vice President of the Company.

 (8) Includes 31,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock exercisable within 60 days of March 31, 1998. Dr. Lee resigned as Vice President of Clinical Research effective February 1, 1998.

 (9) Represents 54,592 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable within 60 days of March 31, 1998.

(10) Represents shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable within 60 days of March 31, 1998.

(11) Represents 30,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock issuable within 60 days of March 31, 1998. Does not include an additional 25,000 shares issuable upon the exercise of a performance-based option to purchase Common Stock of the Company.

(12) Represents 30,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock issuable within 60 days of March 31, 1998.

(13) See footnotes (2) through (12). Includes 1,290,633 shares issuable upon exercise of warrants to purchase shares of Common Stock and 959,577 shares issuable upon the exercise of stock options to purchase shares of Common Stock held by executive officers and directors which are exercisable within 60 days of March 31, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that the Form 4 required to be filed by David Lauper in March 1996, the Form 4 required to be filed by Frank Brenner in November 1996 and the Forms 4 required to be filed by Francis Lee in June 1997 and January 1998 were filed late. Each of such late filings reported the acquisition of securities.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee was formed in January of 1993 and is currently composed of Drs. Burger and Zurr. Denis Burger is also a director of the Company and the President and Chief Executive Officer of AntiVirals, Inc. Daniel Zurr is also a director of the Company and the President and Chief Executive Officer of Quark Biotech, Inc. Dr. Joseph Rubinfeld, President and Chief Executive Officer of the Company, is a member of the Boards of Directors of Quark Biotech, Inc. and AntiVirals, Inc. No member of the Compensation Committee is or was formerly an officer, employee or consultant of the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during Fiscal 1997, the Fiscal Year Ended December 31, 1996 ("Fiscal 1996") and the nine months ended December 31, 1995 ("Fiscal 1995").

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                              ANNUAL COMPENSATION              AWARDS
                                                     -------------------------------------  -------------
                                                                 OTHER ANNUAL                SECURITIES      ALL OTHER
                                                      SALARY     COMPENSATION                UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION             FISCAL YEAR     ($)         ($)(2)       BONUS ($)   OPTIONS (#)        ($)
--------------------------------------  -----------  ---------  ---------------  ---------  -------------  -------------
Joseph Rubinfeld, Ph.D.(1) ...........        1997     286,250         7,312       159,000      400,000          4,800(3)
  President and Chief Executive               1996     250,000        --           312,500      500,000         41,430
  Officer                                     1995     112,500        --            --           --             --

Rajesh Shrotriya, M.D.(4) ............        1997     171,667           727         4,700      135,000        122,397(5)
  Executive Vice President and Chief          1996         N/A           N/A           N/A          N/A            N/A
  Scientific Officer                          1995         N/A           N/A           N/A          N/A            N/A

Francis H. Lee, Ph.D.(6) .............        1997     156,250        --             4,000       --              4,800(3)
  Vice President of Clinical Research         1996     115,000        --             6,000       --              5,861
                                              1995      86,250        --            --           25,000         --

Frank Brenner ........................        1997     110,500        --            32,900       --              3,566(3)
  Vice President of Sales                     1996     112,000        --             5,400       --              3,750
                                              1995      63,750        --            --           10,000         --

Simeon M. Wrenn, Ph.D. ...............        1997     104,028        --             2,700       --             85,905(7)
  Vice President of Biotechnology             1996     100,561        --             4,175       75,000         21,879
                                              1995         N/A           N/A           N/A          N/A            N/A

------------------------

(1) Dr. Rubinfeld's amended Employment Agreement provides for an annual base salary of $350,000 (increased from $250,000 effective October 1, 1997) and a minimum annual performance bonus (a "Minimum Bonus") which the Board or its Compensation Committee has set at $150,000 and which may be drawn in advance from the ensuing year. In Fiscal 1996, Dr. Rubinfeld was paid a bonus of $300,000, representing his Minimum Bonus for Fiscal 1996 and a draw upon his entire Minimum Bonus for Fiscal 1997. In Fiscal 1997, he was paid a bonus of $150,000, representing a draw upon his Minimum Bonus for Fiscal 1998.

(2) Includes use of Company leased vehicles.

(3) Represents 401(k) contribution.

(4) Dr. Shrotriya joined the Company in January 1997.

(5) Includes 401(k) contribution of $4,800, relocation reimbursement of $69,447 and signing bonus of $48,150.

(6) Dr. Lee resigned as Vice President of Clinical Research effective February 1, 1998.

(7) Includes 401(k) contribution of $3,591, reimbursement of $8,752 for the tax implication from 1996 relocation reimbursement, and stock option buyback based upon the difference between fair market value and exercise price at date of transaction.

OPTION GRANTS IN FISCAL 1997

    The following table shows, as to the Named Officers, information concerning stock options granted during Fiscal 1997.

                                                               INDIVIDUAL GRANTS
                                             ------------------------------------------------------   POTENTIAL REALIZABLE
                                                           PERCENT OF                                   VALUE AT ASSUMED
                                              NUMBER OF   TOTAL OPTIONS                              ANNUAL RATES OF STOCK
                                             SECURITIES    GRANTED TO                                PRICE APPRECIATION FOR
                                             UNDERLYING   EMPLOYEES IN     EXERCISE                    OPTION TERM($)(2)
                                               OPTIONS       FISCAL          PRICE      EXPIRATION   ----------------------
NAME                                         GRANTED(1)      YEAR(1)     PER SHARE ($)     DATE          5%         10%
-------------------------------------------  -----------  -------------  -------------  -----------  ----------  ----------
Joseph Rubinfeld, Ph.D.....................     400,000         46.5%         15.375      11/13/07    3,867,702   9,801,516

Rajesh Shrotriya, M.D......................     100,000         11.6%         12.250      12/31/06      770,396   1,952,335
                                                 35,000          4.1%         14.750      06/30/07      324,667     822,770

Francis H. Lee, Ph.D.......................      --            --             --            --           --          --

Frank Brenner..............................      --            --             --            --           --          --

Simeon M. Wrenn, Ph.D......................      --            --             --            --           --          --

------------------------

(1) The Company granted options to acquire 859,500 shares to employees in Fiscal 1997.

(2) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which, for Drs. Rubinfeld and Shrotriya, is equal to the exercise price of options granted in Fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during Fiscal 1997 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1997. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1997.

                                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-
                                                         UNEXERCISED OPTIONS AT FISCAL    MONEY OPTIONS AT FISCAL YEAR END
                                  SHARES                            YEAR END                            (2)
                                ACQUIRED ON    VALUE    --------------------------------  --------------------------------
                                 EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
NAME                                (#)       ($)(1)         (#)              (#)              ($)              ($)
------------------------------  -----------  ---------  --------------  ----------------  --------------  ----------------
Joseph Rubinfeld, Ph.D........      --          --           452,083          447,917         3,093,750        1,406,250

Rajesh Shrotriya, M.D.........      --          --            44,875           90,125           112,469          171,281

Francis H. Lee, Ph.D..........      19,250     272,041        65,333           20,417           968,789          273,654

Frank Brenner.................      --          --            53,156            4,844           765,080           48,440

Simeon M. Wrenn, Ph.D.........      --          --            26,141           43,359           261,410          433,590

------------------------

(1) The value realized is the closing price of the Company's Common Stock on the respective date of exercise, less the exercise price, multiplied by the number of option shares exercised.

(2) The value of underlying securities is based on the $15.00 per share closing price of the Company's Common on December 31, 1997 (the last market trading day in 1997), minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Joseph Rubinfeld (the "Employment Agreement"). The Employment Agreement, as restated January 1, 1998, provides for his employment by the Company as President and Chief Executive Officer at an annual base salary of at least $350,000 commencing October 1, 1997 and an annual minimum performance bonus ("Minimum Bonus"), which Minimum Bonus was set by the Board or its Compensation Committee at $150,000 for Fiscal 1996, Fiscal 1997, Fiscal 1998 and the fiscal year ending December 31, 1999 ("Fiscal 1999"), with the added condition that in each of such years Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. As an additional incentive, under the terms of the Employment Agreement, the Company issued to him a five year option to purchase up to 500,000 shares of Common Stock at a per share exercise price of $6.00. Of the shares subject to such option, twenty-five percent (25%) were vested and exercisable March 12, 1996 and an additional 1/36th of the remaining shares vest and are exercisable at the end of each month thereafter. In addition, upon a change of control of the Company or upon exercise (or redemption) of all warrants issued in the Company's initial public offering, Dr. Rubinfeld's option shall immediately become fully vested and exercisable. The Employment Agreement provides for an employment term through December 31, 1999.

    The Employment Agreement provides for annual adjustments to compensate for changes in the cost of living, and such additional salary or incentive compensation as the Compensation Committee of the Board may determine from time to time. The Employment Agreement provides for employee participation in the Company's employee benefit plans and such other plans as may be instituted by the Company for the benefit of its executive employees.

    The Company entered into an employment agreement with Frank Brenner dated as of February 1, 1994, which provided for his employment by the Company as Vice President, Marketing and Sales, at an annual salary of at least $85,000 and an employment term through December 31, 1997, which was the date of termination of Mr. Brenner's employment agreement. Mr. Brenner continues to serve the Company in the capacity of Vice President of Sales.

                              CERTAIN TRANSACTIONS

    INVESTMENT BY TAKO VENTURES, LLC. On June 17, 1997, the Company entered into an agreement with Tako Ventures, LLC, an investment entity controlled by Lawrence J. Ellison, a director of the Company, for a private placement in the Company's Common Stock. Under this agreement, the investment entity paid the Company $15.3 million for 1,700,000 shares of Common Stock. The investment entity was also issued an option to purchase up to 850,000 shares of common stock at $9.00 per share and warrants to acquire up to 1,275,000 shares of common stock at $13.50 per share until June 2007. On November 18, 1997, the entity exercised its option and purchased 850,000 shares of common stock for a total purchase price of $7,650,000.

    AGREEMENT WITH ISRAEL CHEMICALS, LTD. Pursuant to a Common Stock Sale/Purchase Agreement between the Company and Israel Chemicals, Ltd. ("ICL") dated August 6, 1997, as amended November 12, 1997 (the "Sale/Purchase Agreement"), the Company repurchased 740,000 shares of its Common Stock from ICL for an aggregate purchase price of $7,866,200. Immediately prior to such repurchase, ICL held 2,571,000 shares of the Company's Common Stock. Under the terms of Sale/Purchase Agreement, ICL relinquished all of its marketing rights to the Company's products and released the Company from all residual obligations remaining from ICL's strategic investment in the Company.

    CONSULTING AGREEMENTS. The Company has entered into consulting agreements for consulting services in the area of corporate development and administration with two directors, David M. Fineman and Julius A. Vida. During Fiscal 1997, payments under these agreements were $423,000 for Mr. Fineman, of which $200,000 is a prepayment for services through August 1999, and $33,000 for Dr. Vida.

    AMUR PHARMACEUTICALS, INC. INVESTMENT. The Company owns 520,000 shares of Common Stock of AMUR Pharmaceuticals, Inc., a Delaware corporation ("Amur"), as well as approximately 100,000 shares of Series B Preferred Stock purchased in February 1998 for approximately $200,000. The Company holds approximately 9.3% of the outstanding voting stock of Amur and has rights to purchase an additional 300,000 shares of Amur Common Stock, which rights expire July 31, 2001. Dr. Joseph Rubinfeld, David M. Fineman and J. Gregory Swendsen, directors and securityholders of the Company, have rights to purchase an aggregate of 580,582 shares of Amur Common Stock and David M. Fineman holds 10,667 shares of Amur Series A Preferred Stock. Messrs. Rubinfeld, Fineman and Swendsen are also directors of Amur.

    QUARK BIOTECH, INC. INVESTMENT. In May 1997, the Company made an equity investment of $500,000 in Series C Preferred Stock of Quark Biotech, Inc. ("QBI"), a biotechnology company, representing less than 1% of the outstanding stock of QBI, and in September 1997 was issued a warrant to purchase 31,250 shares of Series D Preferred Stock. Dr. Joseph Rubinfeld, Lawrence J. Ellison (through Tako Ventures, LLC), David M. Fineman, J. Gregory Swendsen and Daniel Zurr, directors and stockholders of the Company, and Elliott L. Fineman, who beneficially owns more than 5% of the Company, beneficially own an aggregate of 11,624,413 shares, or approximately 61.5%, of QBI as of the Record Date. Dr. Joseph Rubinfeld, Lawrence J. Ellison, David M. Fineman, J. Gregory Swendsen and Daniel Zurr are also directors of QBI. Daniel Zurr is the President and Chief Executive Officer of QBI.

    PROPERTY LEASE WITH QBI. Effective November 1997, the Company leased approximately one-third of the laboratory square footage at the SuperGen Pharmaceutical Research Institute to QBI for $3,000 per month for three years, plus its pro rata share of specified common expenses. The Company also completed certain building and laboratory improvements and purchased furniture on behalf of QBI for a total of approximately $750,000, of which $300,000 was reimbursed by QBI in Fiscal 1997 and of which the balance is to be reimbursed by QBI.

    SEVERANCE AGREEMENT. In August of 1995, the Company entered into an agreement (the "Severance Agreement") with Elliott L. Fineman in connection with his resignation as Vice President, Director of Licensing and as a member of the Board. In 1997, Mr. Fineman was paid $25,000 pursuant to the Severance Agreement, which Severance Agreement terminated in March 1997. In addition, in 1977 Mr. Fineman provided consulting services to the Company, for which he was paid approximately $42,000 to cover services rendered and reimbursement of expenses. Mr. Fineman beneficially owns an aggregate of 1,326,936 shares of Common Stock or approximately 6.5% of the Company.

    OPTION GRANTS TO EXECUTIVE OFFICERS. In Fiscal 1997 and Fiscal 1998, stock options under the 1993 Plan were granted to the following executive officers as of the grant dates and for the number of shares of Common Stock and at the exercise prices set forth below opposite their names:

                                                                                  PER SHARE
                                                                     NO. OF       EXERCISE
OFFICER                                            DATE OF GRANT     SHARES         PRICE
-------------------------------------------------  -------------  ------------  -------------
Christine Carey..................................      09/10/97        20,000     $   14.75
Luigi Lenaz......................................      10/01/97        50,000         17.50
Luigi Lenaz......................................      10/01/97        25,000         17.50
Luigi Lenaz......................................      01/27/98        25,000        13.375
Joseph Rubinfeld.................................      11/13/97       400,000        15.375
Henry C. Settle, Jr..............................      09/10/97        15,000         14.75
Rajesh Shrotriya.................................      01/01/97       100,000         12.25
Rajesh Shrotriya.................................      09/10/97        35,000         14.75

    The per share exercise price of each of the above options is equal to the closing price of the Company's Common Stock on the date of grant. The option granted to Dr. Carey vests as to 25% of the shares on July 1, 1997, with the balance of the shares vesting ratably over three years. The 50,000 share option granted to Dr. Lenaz vests ratably over four years following the date of grant. The 25,000 share option granted to Dr. Lenaz on October 1, 1997 vests ratably over four years following October 1, 1998. The 25,000 share option granted to Dr. Lenaz on January 27, 1998 vests as to 25% of the shares on January 27, 1999, with the balance of the shares vesting ratably over three years. Dr. Rubinfeld's option vests as to 25% of the shares on the date of grant, with the balance of the shares vesting ratably over three years. Mr. Settle's option vests ratably over four years following July 1, 1997. The 100,000 share option granted to Dr. Shrotriya vests as to 18,400 shares on November 11, 1996, with the balance of the shares vesting ratably over four years. The 35,000 share option granted to Dr. Shrotriya vests ratably over four years following July 1, 1997.

    EMPLOYMENT OF CERTAIN FAMILY MEMBERS. Four employees of the Company, who are immediate family members of certain officers and directors of the Company, were paid annual aggregate salary and bonus amounts ranging from $71,000 to $105,000 in Fiscal 1997.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board (the "Committee") consists of directors Denis Burger and Daniel Zurr, neither of whom is an employee or officer of the Company. The Committee was established in January 1996 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure the compensation practices of the Company are sufficient to attract the necessary talent to enable the growth from a development stage company into one with commercialized products.

    COMPENSATION COMMITTEE PURPOSES

    The Compensation Committee of the Board serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers of the Company and all bonus and stock compensation to employees.

    Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated Company goals.

    Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 1993 Plan, which was adopted prior to the Company's initial public offering in March 1996. The 1993 Plan permits the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants typically vest over a four-year period and thus require the employee's continuing efforts on behalf of the Company. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of the Company's success. See "Certain Transactions--Option Grants to Executive Officers."

    DESCRIPTION OF 401(k) PLAN

    The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company may make discretionary contributions, which will be allocated based upon the relative compensation of each participant with 1,000 hours of service during the plan year and who are employed by the Company on the last day of the plan year. Company contributions vest ratably over five years. For Fiscal 1997, the Company intends to make a discretionary contribution at the rate of 3% of each eligible participant's salary as defined.

    FISCAL 1997 EXECUTIVE COMPENSATION

    Executive compensation for Fiscal 1997 included base salary, cash bonuses, incentive stock option grants and other compensation. Cash bonuses were issued in recognition of the employee's prior service and contributions towards the achievement of Company goals.

    CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1997

    The compensation for Joseph Rubinfeld for Fiscal 1997 was intended to reward Dr. Rubinfeld for increasing stockholder value. It included a base salary of $250,000 per annum commencing January 1, 1996, which base amount was increased to $350,000 effective October 1, 1997, and an option to purchase 400,000 shares of Company stock at an exercise price $15.375 per share granted on November 14, 1997, vesting as to 25% of the shares on the date of grant, with the balance of the shares vesting ratably over three years. In addition, Dr. Rubinfeld receives a Minimum Bonus which was set by the Board or its Compensation Committee at $150,000 for each of Fiscal 1996, Fiscal 1997, Fiscal 1998 and Fiscal 1999, with the added condition that in each of such years Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. In Fiscal 1997, Dr. Rubinfeld was paid a bonus of $150,000, representing a draw upon his Minimum Bonus for Fiscal 1998. See "Executive Officer Compensation--Employment Agreements."

    SUMMARY

    The Compensation Committee advises the Board regarding the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and providing incentive for these persons to achieve goals which are intended to build long-term stockholder value.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Denis Burger, Chairman
Daniel Zurr

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total stockholder return with those of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 13, 1996 (the effective date of the Company's initial public offering) in the Company's Common Stock and on February 29, 1996 in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                 COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN
           AMONG SUPERGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SUPERGEN, INC.       NASDAQ STOCK MARKET (U.S.)         NASDAQ PHARMACEUTICAL
3/13/96                  $100                              $100                           $100
12/96                    $288                              $119                            $94
12/97                    $353                              $146                            $97

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

San Ramon, California
April 8, 1998

                                    SUPERGEN, INC.
                                1993 STOCK OPTION PLAN

                          (AS AMENDED THROUGH MARCH 9, 1998)



     1.   PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Directors and Consultants, and

          -    to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g)  "COMPANY" means SuperGen, Inc., a Delaware corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

          (i) "CONTINUOUS STATUS AS A DIRECTOR OR CONSULTANT" means that the employment relationship, directorship or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as a Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)  "DIRECTOR" means a member of the Board.

          (k)  "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "OPTION" means a stock option granted pursuant to the Plan.

          (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (v) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

          (w) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option or Stock Purchase Right.

          (x) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)  "PLAN" means this SuperGen, Inc. 1993 Stock Plan.

          (z) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

          (aa) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (cc) "SECTION 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,250,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   ADMINISTRATION OF THE PLAN.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

               (ii) to select the Employees, Directors and Consultants to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (v)    to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xii)  to institute an Option Exchange Program;

               (xiii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

     6.   LIMITATIONS.

          (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment relationship, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment relationship, directorship or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees, Directors and Consultants:

               (i) No Employee, Director or Consultant shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service with the Company, an Employee, Director or Consultant may be granted Options and Stock Purchase Rights to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

               (iv) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option or Stock Purchase Right will be counted against the limits set forth in subsections
(i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

     7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)    In the case of an Incentive Stock Option

                      (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                      (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)    cash;

               (ii)   check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF EMPLOYMENT, CONSULTING RELATIONSHIP OR DIRECTORSHIP. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant or Director to Employee or Employee or Director to Consultant, an Optionee's Continuous Status as a Director or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status from an Employee to a Consultant.

          (c) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.
If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Sections 162(m) or 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17.  LIABILITY OF COMPANY.

          (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

     18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                    SUPERGEN, INC.

                          1998 EMPLOYEE STOCK PURCHASE PLAN



     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS.

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the common stock of the Company.

          (d) "COMPANY" shall mean SuperGen, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

          (e) "COMPENSATION" shall mean all base straight time gross earnings, bonuses and commissions, exclusive of payments for overtime, shift premium and other compensation.

          (f) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (h)   "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

          (i) "EXERCISE DATE" shall mean the last Trading Day of each Offering Period.

          (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq

SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

               (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "OFFERING PERIOD" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and terminating on the last Trading Day in the period ending the following November 14, or commencing on the first Trading Day on or after November 15 and terminating on the last Trading Day in the period ending the following May 14. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (l)  "PLAN" shall mean this 1998 Employee Stock Purchase Plan.

          (m) "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.


          (n) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (o) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3.   ELIGIBILITY.

          (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   PARTICIPATION.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.   PAYROLL DEDUCTIONS.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.
 At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 1,500 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  WITHDRAWAL.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13.  STOCK.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one hundred thousand (100,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15.  DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.
 The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise
Date (the "New Exercise Date").   The New Exercise Date shall be before the
date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20.  AMENDMENT OR TERMINATION.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 20 hereof.

                                    EXHIBIT A
                                    ---------

                                  SUPERGEN, INC.

                          1998 EMPLOYEE STOCK PURCHASE PLAN

                              SUBSCRIPTION AGREEMENT



_____ Original Application  (Complete Line 2)      Enrollment Date: __________
_____ Change in Payroll Deduction Rate
      (Complete Line 3)
_____ Change of Beneficiary(ies)


1.   _____________________________________ hereby elects to participate in the
     SuperGen, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1% to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I hereby authorize a change in payroll deductions from each paycheck to the amount of ____% of my Compensation on each payday (from 0% to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

4. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
     ___________.

7. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
     (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:



NAME:  (Please print) _______________________________________________________
                      (First)         (Middle)          (Last)


_________________________     _______________________________________________
Relationship
                              _______________________________________________
                              (Address)


Employee's Social
Security Number:              _______________________________________________

Employee's Address:     _____________________________________________________

                        _____________________________________________________

                        _____________________________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated: _______________  _____________________________________________________
                        Signature of Employee


                        _____________________________________________________
                        Spouse's Signature (If beneficiary other than spouse)

                                      EXHIBIT B
                                      ---------

                                    SUPERGEN, INC.

                          1998 EMPLOYEE STOCK PURCHASE PLAN

                                 NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the SuperGen, Inc. 1998 Employee Stock Purchase Plan which began on ___________ 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                   Name and Address of Participant:

                                   ____________________________________

                                   ____________________________________

                                   ____________________________________



                                   Signature:

                                   ____________________________________


                                   Date: ______________________________

PROXY


                             SUPERGEN, INC.
                    1998 ANNUAL MEETING OF STOCKHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 1998 and hereby appoints Joseph Rubinfeld, its proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of SuperGen, Inc. to be held on Thursday, May 7, 1998, at 2:00 p.m. local time, at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, CA 94583 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE "VOTED" FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                    CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.

1. ELECTION OF DIRECTORS:
   Nominees: Joseph Rubinfeld, Denis Burger, Lawrence J. Ellison, David M. Fineman, J. Gregory Swendsen, Julius A. Vida, Daniel Zurr

   FOR                 WITHHELD
   /  /                /  /

   /  /
         --------------------------------------------
         For all nominees except as note above

2. PROPOSAL TO RATIFY AND APPROVE AS AN AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 750,000 SHARES TO 3,250,000 SHARES:

   /  /   FOR         /  /   AGAINST      /  /   ABSTAIN

3. PROPOSAL TO RATIFY AND APPROVE THE 1998 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 100,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER:

   /  /   FOR         /  /   AGAINST      /  /   ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

   /  /   FOR         /  /   AGAINST      /  /   ABSTAIN


   In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.





Signature(s)                                                    Dated
            -----------------------------------------------          ----------
This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.